Exhibit 1.A.9.K


                            PARTICIPATION AGREEMENT

                                  BY AND AMONG

                   FIRST AMERICAN INSURANCE PORTFOLIOS, INC.,

                        FIRST AMERICAN ASSET MANAGEMENT,
                 A DIVISION OF U.S. BANK NATIONAL ASSOCIATION,
                                      AND
                       CONSECO VARIABLE INSURANCE COMPANY,
                            ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS.


                               TABLE OF CONTENTS

DESCRIPTION                                                                 PAGE
-----------                                                                 ----

Section 1.  Available Funds                                                    2

            1.1  Availability                                                  2

            1.2  Addition, Deletion or Modification of Funds                   2

            1.3  No Sales to the General Public                                2

Section 2.  Processing Transactions                                            2

            2.1  Timely Pricing and Orders                                     2

            2.2  Timely Payments                                               3

            2.3  Applicable Price                                              4

            2.4  Dividends and Distributions                                   4

            2.5  Book Entry                                                    4

Section 3.  Costs and Expenses                                                 4

            3.1  General                                                       4

            3.2  Registration                                                  5

            3.3  Other (Non-Sales-Related)                                     5

            3.4  Parties To Cooperate                                          6

Section 4.  Legal Compliance                                                   6

            4.1  Tax Laws                                                      6

            4.2  Insurance and Certain Other Laws                              7

            4.3  Securities Laws                                               8

            4.4  Notice of Certain Proceedings and Other Circumstances         9

            4.5  Company To Provide Documents; Information About FAIP         10

            4.6  FAIP To Provide Documents; Information About Company         11

Section 5.  Mixed and Shared Funding                                          12

            5.1  General                                                      12

            5.2  Disinterested Directors                                      12

            5.3  Monitoring for Material Irreconcilable Conflicts             13

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DESCRIPTION                                                                 PAGE
-----------                                                                 ----

            5.4  Conflict Remedies                                            13

            5.5  Notice to Company                                            15

            5.6  Information Requested by Board of Directors                  15

            5.7  Compliance with SEC Rules                                    15

            5.8  Other Requirements                                           15

Section 6.  Termination                                                       15

            6.1  Events of Termination                                        16

            6.2  Notice Requirement for Termination                           17

            6.3  Funds To Remain Available                                    17

            6.4  Survival of Warranties and Indemnifications                  18

            6.5  Continuance of Agreement for Certain Purposes                18

Section 7.  Parties To Cooperate Respecting Termination                       18

Section 8.  Assignment                                                        18

Section 9.  Notices                                                           18

Section 10. Voting Procedures                                                 19

Section 11. Foreign Tax Credits                                               20

Section 12. Indemnification                                                   20

            12.1 Of FAIP and the Advisor by Company                           20

            12.2 Of Company by FAIP and Advisor                               22

            12.3 Effect of Notice                                             25

            12.4 Successors                                                   25

Section 13. Applicable Law                                                    25

Section 14. Execution in Counterparts                                         25

Section 15. Severability                                                      25

Section 16. Rights Cumulative                                                 26

Section 17. Headings                                                          26

Section 18. Confidentiality                                                   26

Section 19. Parties to Cooperate                                              27

Section 20. Amendments                                                        27

Section 21. Assignment                                                        27


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PARTICIPATION AGREEMENT

       THIS AGREEMENT, made and entered into as of the 15th day of 4, 2001 ("Agreement"), by and among First American Insurance Portfolios, Inc., a Minnesota corporation ("FAIP"); First American Asset Management, a division of U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the "Advisor"); and Conseco Variable Insurance Company, a Texas life insurance company ("Company."), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend said Schedule A from time to time (each, an "Account," and collectively, the "Accounts") (collectively, the "Parties").

                                WITNESSETH THAT:

       WHEREAS, FAIP is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, FAIP currently consists of five separate series ("Series"), shares ("Shares") of each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and may be sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

       WHEREAS, FAIP will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend said Schedule A from time to time (each a "Fund"; reference herein to "Fund" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

       WHEREAS, Company will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend said Schedule A from time to time, which Contracts, if required by applicable law, will be registered under the 1933 Act; and

       WHEREAS, Company will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

       WHEREAS, Company will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

       WHEREAS, to the extent permitted by applicable insurance laws and regulations, Company intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts.

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       NOW,  THEREFORE,  in  consideration  of the mutual  benefits and promises contained herein, the Parties hereto agree as follows:

                           SECTION 1. AVAILABLE FUNDS


1.1    AVAILABILITY.

       FAIP will make Shares of each Fund available to Company for purchase and redemption on behalf of the Accounts at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of FAIP may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board of Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

1.2    ADDITION, DELETION OR MODIFICATION OF FUNDS.

       The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

       In the event FAIP intends to terminated the existence of a Fund, the Advisor shall be liable for the payment of all expenses incurred in connection with any fund substitution undertaken by the Company as a result of such termination. Such expenses shall include but not be limited to legal, accounting and brokerage costs.

1.3    NO SALES TO THE GENERAL PUBLIC.

       FAIP represents and warrants that Shares of the Funds have been and will be sold only to variable annuity separate accounts and variable life insurance separate accounts of participating insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies and no Shares of the Funds have been or will be sold to the general public. Notwithstanding this, under Treas. Reg. 1.817-5(f)(3)(ii), shares may be held by the Advisor in connection with the creation of FAIP (or by a person related to the Advisor in a manner specified in Section 267(d) of the Code).

                       SECTION 2. PROCESSING TRANSACTIONS

2.1    TIMELY PRICING AND ORDERS.

       (a) FAIP or its designated agent will use its best efforts to provide Company with the net asset value per Share for each Fund by 5:00 p.m. Central Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i)

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              the New York Stock Exchange is open for regular trading,  and (ii)
              on which FAIP calculates the Fund's net asset value pursuant to the rules of the SEC.

       (b) Company will use the data provided by FAIP each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. Company will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with FAIP by 9:00 a.m. Central Time the following Business Day; provided, however, that FAIP shall provide additional time to Company in the event that FAIP is unable to meet the 5:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be no more than the additional time that FAIP took to make the net asset values available to Company.

       (c) With respect to payment of the purchase price by Company and of redemption proceeds by FAIP, Company and FAIP shall net purchase and redemption orders with respect to each Fund and shall transmit one total net payment for all Funds in accordance with Section 2.2, below.

       (d) If FAIP provides materially incorrect Share net asset value information (as determined under SEC guidelines and the net asset value error policy as approved by the Board of Directors of
              FAIP), Company shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to Company. If an Account, due to such error has received amounts in excess of the amounts to which it is entitled, the Company, when requested by FAIP or the Advisor, shall make adjustments to the Account to reflect the change in the values of the Shares as reflected in the unit values of the affected contract owners who still have values in the Funds. The Advisor shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error. Administrative costs shall include reasonable allocation of staff time, costs of outside service providers, printing and postage.

2.2    TIMELY PAYMENTS.

       Company will wire payment in federal funds for net purchases to a custodial account designated by Fund by 2:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. FAIP will wire payment for net redemptions in federal funds to an account designated by Company by 2:00 p.m. Central Time on the same day as the order is placed.
Notwithstanding the foregoing, if the payment of redemption proceeds would require the Fund to dispose of portfolio securities or otherwise incur substantial additional costs, and if the Fund has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds in federal funds shall be wired after the date the order is placed, but in any event within three (3) calendar days after the date the order is placed in order to enable Company to pay

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redemption  proceeds  within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3    APPLICABLE PRICE.

       (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and all other Participant transactions under Contracts (collectively, "Contract transactions") that Company receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by Fund or its designated agent of the orders. For purposes of this Section 2.3(a), Company shall be the designated agent of FAIP for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by FAIP, provided that FAIP receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day, or such later time as computed in accordance with Section 2.1(b) hereof.

       (b) Share purchases and redemptions by Company not received by FAIP in accordance with Section 2.3(a) hereof, will be effected at the net asset values of the appropriate Funds next computed after receipt by FAIP of the order therefor, and such orders will be irrevocable.

2.4    DIVIDENDS AND DISTRIBUTIONS.

       FAIP will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to Company of any income dividends or capital gain distributions payable on the Shares of any Fund. Company hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until Company otherwise notifies FAIP in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same business day. Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

2.5    BOOK ENTRY.

       Issuance and transfer of FAIP Shares will be by book entry only. Stock certificates will not be issued to Company. Shares ordered from FAIP will be recorded in an appropriate title for Company, on behalf of its Account.

                         SECTION 3. COSTS AND EXPENSES

3.1    GENERAL.

       Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

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3.2    REGISTRATION.

       (a) FAIP will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to FAIP and its Shares and, to the extent required, payment of all applicable registration or filing fees with respect to any of the foregoing.

       (b) Company will bear the cost of registering, to the extent required, each Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3    OTHER (NON-SALES-RELATED).

       (a) FAIP will provide camera-ready film or computer diskettes containing the Funds' prospectus, statement of additional information, reports to shareholders and, as required, other communications to shareholders, for Company to print and distribute to prospective and existing Contract owners.

              (i) The Company, at its expense, will print and deliver prospectuses, statements of additional information, reports to shareholders, and other shareholder communications to prospective and existing Contract owners; and

              (ii) The Company may elect upon 10 (ten) days notice that, in lieu of camera-ready film or computer diskettes containing the Funds' prospectus, statement of additional information, reports to shareholders or other communications to shareholders, that FAIP will provide, at Fund's expense, as many printed copies of such shareholder information as Company may reasonably request to deliver, at Company's expense, to prospective and existing Contract owners. The Company will be liable for the expense for prospective Contract owners.

       (b) The Company may elect to print prospectuses, statements of additional information and reports to shareholders in combination with other fund companies' prospectuses, statements of additional information, and reports. In such event, the expenses of such printing will be apportioned between the Company and FAIP in proportion to the number of pages of the Contract, other fund prospectuses and the Funds Prospectus, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and

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              charts;  the  Funds  to bear  the  cost  of  printing  the  Fund's prospectus portion of such document for distribution only to owners of existing Contracts funded by the Funds and the Company to bear the expense of printing the portion of such documents relating to the Account; provided, however, the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing contracts not invested in the Fund.

       (c) FAIP, at its expense, will provide the Company with as many printed copies of its proxy solicitations as may be required to deliver to existing Contract owners. The Company, at FAIP's expense, will distribute proxy materials in accordance with the procedures set forth in Section 10 hereof.

       (d) Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERlSA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.4    PARTIES TO COOPERATE.

       Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of FAIP and the Accounts.


                          SECTION 4. LEGAL COMPLIANCE

4.1    TAX LAWS.

       (a) FAIP and the Advisor represent and warrant (i) that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that they will maintain qualification of each Fund as a RIC. FAIP and the Advisor will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

       (b) FAIP and the Advisor represent and warrant that, at all times, each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. FAIP and the Advisor will notify Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event a Fund ceases to comply, FAIP and the Advisor will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

       (c) The Parties hereto agree that if the Internal Revenue Service ("IRS") asserts, in connection with any governmental audit or review of Company, FAIP or the

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              Advisor,   that  any  Fund  has   failed   to   comply   with  the
              diversification  requirements  of  Section  817(h) of the Code and
              Section 1.817-5(b) of the regulations under the Code, or if a Party otherwise becomes aware of any facts that could give rise to any claim against Company, FAIP or the Advisor as a result of such failure or alleged failure to comply with these requirements:

              (i) Such Party shall promptly notify the other Parties of such potential claims;

              (ii) The Parties shall consult with each other as to how to minimize any liability that may arise as a result of such failure or alleged failure; and

              (iii) The Parties shall provide each other with reasonable access to books and records related to any such failure or alleged failure, and shall provide any written materials provided to the IRS associated with any proceedings arising out of any such failure or alleged failure.

       (d) Company represents and warrants that the Contracts, upon issuance, will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment. Company will notify FAIP immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be treated as annuity contracts or life insurance contracts under applicable provisions of the Code or that they might not be so treated in the future.

       (e) Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will notify FAIP immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2    INSURANCE AND CERTAIN OTHER LAWS.

       (a) FAIP will comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Company, including, the furnishing of information not otherwise available to Company which is required by state insurance law to enable Company to obtain the authority needed to issue the Contracts in any applicable state.

       (b) Company represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Texas Insurance Law and the regulations thereunder, and (iii)

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              the  Contracts  comply  in all  material  respects  with all other applicable federal and state laws and regulations.

       (c) FAIP and the Advisor represent and warrant that FAIP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3    SECURITIES LAWS.

       (a) Company represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Connecticut law,
              (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) Company will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

       (b) Company will at its expense register and qualify the Contracts for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by Company.

       (c) FAIP represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Minnesota law, (ii) FAIP is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) FAIP will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) FAIP does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) FAIP's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) FAIP's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

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       (d)    FAIP will at its expense  register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by FAIP.

       (e) FAIP has adopted a distribution plan pursuant to Rule 12b-1 of the 1940 Act for its Class lB shares. FAIP shall fully disclose in each Contract prospectus any fees paid or to be paid by the relevant Portfolios.

       (f) FAIP represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities having access to the Funds and/or securities of the Funds are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required currently by Rule
              17g-(1)  of  the  1940  Act  or  related   provisions  as  may  be
              promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

4.4    NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

       (a) FAIP will immediately notify Company of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to FAIP's registration statement under the 1933 Act or FAIP Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus that may affect the offering of Shares of FAIP,
              (iii) the  initiation of any  proceedings  for that purpose or for any other purpose relating to the registration or offering of FAIP's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company. FAIP will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

       (b) Company will immediately notify FAIP of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of FAIP, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Company will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5    COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT FAIP.

       (a)    Company will provide to FAIP or its designated  agent at least one
              (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

       (b)    Company will provide to FAIP or its designated  agent at least one
              (1) complete copy of each piece of sales literature or other promotional material in which FAIP or any of its affiliates is named, at least fifteen (15) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if FAIP or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon.

       (c) Neither Company nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning FAIP or its affiliates in connection with the sale of the Contracts other than (i) the information or representations contained in the registration statement, including the FAIP Prospectus contained therein, relating to Shares, as such registration statement and FAIP Prospectus may be amended from time to time; or (ii) in reports or proxy materials for FAIP; or
              (iii) in published reports for FAIP that are in the public domain and approved by FAIP for distribution; or (iv) in sales literature or other promotional material approved by FAIP, except with the express written permission of FAIP.

       (d) Company shall adopt and implement procedures reasonably designed to ensure that information concerning FAIP and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither FAIP nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

       (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.6    FAIP TO PROVIDE DOCUMENTS; INFORMATION ABOUT COMP ANY.

       (a) FAIP will provide to Company at least one (1) complete copy of all SEC registration statements, FAIP Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to FAIP or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

       (b) FAIP will provide to Company camera ready or computer diskette copies of all FAIP shareholder communication information (including prospectuses, statements of additional information and reports to shareholders) pursuant to Section 3.3. FAIP will provide such information to Company in a timely manner so as to enable Company, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

       (c)  FAIP will  provide to Company or its  designated  agent at least one
            (1) complete copy of each piece of sales literature or other promotional material in which Company, or any of its respective affiliates is named, or that refers to the Contracts, at least fifteen (15) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Company or its designated agent objects to such use within ten (10) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Company shall receive all such sales literature until such time as it appoints a designated agent by giving notice to FAIP in the manner required by Section 9 hereof.

       (d) Neither FAIP nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning
            Company,   each  Account,  or  the  Contracts  other  than  (i)  the
            information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by Company for distribution; 01 (iii) in sales literature or other promotional material approved by Company or its affiliates, except with the express written permission of Company.

       (e) FAIP and Advisor shall adopt and implement procedures reasonably designed to ensure that information concerning Company, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither Company, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.


       (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

5.1    SECTION 5. MIXED AND SHARED FUNDING

GENERAL.

       FAIP has applied to the SEC for an order exempting it from certain provisions of the 1940 Act and rules thereunder so that FAIP may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with Company, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC may impose terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. FAIP hereby notifies Company that it intends to include in the Fund Prospectus disclosure regarding the potential risks of Mixed and Shared Funding.

5.2    DISINTERESTED DLRECTORS.

       FAIP agrees that a majority of the Board of Directors of FAIP ("Board") will consist of persons who are not "interested persons" of the Company, as defined by Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC ("Disinterested Directors"), except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

5.3    MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

       FAIP agrees that its Board of Directors will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing FAIP ("Participating Insurance Companies"), including each Account, and of participants in qualified retirement and pension plans investing in the Funds ("Participating Plans") and determine what action, if any, should be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including:

       (a)    an action by any state insurance or other regulatory authority;

       (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

       (c)    an administrative or judicial decision in any relevant proceeding;

       (d)    the manner in which the investments of any Fund are being managed;

       (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants in Participating Plans;

       (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participant; or

       (g) a decision by a Participating Plan to disregard the voting instructions of its Participants.

       Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, FAIP and Company will report any potential or existing conflicts to the Board and will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation of Company to inform the Board whenever it has determined to disregard Participant voting instructions. Company agrees that such responsibilities will be carried out with a view only to the interests of Participants.

5.4    CONFLICT REMEDIES.

       (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of its Disinterested Directors that a material irreconcilable conflict exists, Company will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

              (i) withdrawing the assets allocable to some or all of the Accounts from FAIP or any Fund and reinvesting such assets in a different investment medium, including another Fund of FAIP, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., variable annuity contract owners or variable life insurance contract owners) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and

              (ii) establishing a new registered management investment company or a new separate account that is operated as a management company.

       (b) If the material irreconcilable conflict arises because of Company's decision to disregard Participants' voting instructions and that decision represents a minority position or would preclude a majority vote, Company may be required, at FAIP's election, to withdraw each Account's investment in FAIP or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after FAIP gives notice to Company that this provision is being implemented, and until such withdrawal FAIP shall continue to accept and implement orders by Company for the purchase and redemption of Shares of FAIP.

       (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Company conflicts with the majority of other state regulators, then Company will withdraw each Account's investment in FAIP within six
              (6) months after FAIP's Board of Directors informs Company that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal FAIP shall continue to accept and implement orders by Company for the purchase and redemption of Shares of FAIP. No charge or penalty will be imposed as a result of such withdrawal.

       (d) Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

       (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will FAIP or any of its affiliates be required to establish a new funding medium for any Contracts. Company will not be required by the terms hereof to establish a new funding medium for any

              Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

       (f)    The  Board's   determination   of  the  existence  of  a  material
              irreconcilable conflict and its implications will be made known promptly and in writing to all Participants.

5.5    NOTICE TO COMPANY.

       FAIP will promptly make known in writing to Company the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6    INFORMATION REQUESTED BY BOARD OF DIRECTORS.

       Company and FAIP (or the Advisor) will, upon request, submit to the Board of Directors of FAIP such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7    COMPLIANCE WITH SEC RULES.

       If and to the extent that Rules 6e-2 and 6e-3(T) under the 1940 Act are amended (or if Rule 6e-3 under the 1940 Act is adopted) to provide exemptive relief from any provision of the 1940 Act, or the rules thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order obtained by FAIP, then FAIP and/or Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, or Rule 6e-3, as adopted, to the extent applicable.

5.8    OTHER REQUIREMENTS.

       FAIP will require that each Participating Insurance Company and Participating Plan enter into an agreement with FAIP that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

6.1    EVENTS OF TERMINATION.

       Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

       (a) at the option of any Party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other Parties, unless otherwise agreed to in writing by the Parties; or

       (b) at the option of FAIP upon institution of formal proceedings against Company or any of its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Company's obligations under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Shares, if, in each case, FAIP reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

       (c) at the option of Company upon institution of formal proceedings against FAIP, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding FAIP's obligations under this Agreement or related to the operation or management of FAIP or the purchase of Fund Shares, if, in each case, Company reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Company, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

       (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by Company; or

       (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

       (f) at the option of Company if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if the Company reasonably believes that the Fund may fail to so qualify or comply; or

       (g) at the option of Company if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if the Company reasonably believes that the Fund may fail to so qualify or comply; or

       (h) at the option of FAIP if the Contracts issued by Company cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code), or if FAIP reasonably believes that the Contracts issued by Company may fail to so qualify or comply; or

       (i) at the option of FAIP if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law, or if FAIP reasonably believes that the interests in an Account under the Contracts are not registered, issued, or sold in accordance with any applicable federal and state law. upon another Party's material breach of any provision of this Agreement.

6.2    NOTICE REQUIREMENT FOR TERMINATION.

       No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Parties to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

       (a) in the event that any termination is based upon the provisions of Sections 6. 1 (a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

       (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least sixty (60) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

       (c) in the event that any termination is based upon the provisions of Sections 6.1 (d), 6.1(f), 6.1(g), 6.1(h), 6.1(i) or 6.1(j) hereof, such prior written notice may be given at any time after the terminating Party learns of the event causing termination to be required.

6.3    FUNDS TO REMAIN AVAILABLE.

       Notwithstanding any termination of this Agreement, FAIP will, at the option of Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless such further sale of shares of the Fund is proscribed by law, regulation of applicable regulating body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The Parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

6.4    SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

       All warranties and indemnifications will survive the termination of this Agreement.

6.5    CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

       If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h), 6.1(i) or
6.1(j) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the date as of which an Account owns no Shares of the affected Fund (the "Final Termination Date").

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

       The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto. Such steps may include combining the affected Account with another Account, substituting other mutual fund's shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                             SECTION 8. ASSIGNMENT

       This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES

       Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

       FIRST AMERICAN INSURANCE PORTFOLIOS, INC.
       601 Second Avenue South, MPFP 1816
       Minneapolis, MN 55402
       Facsimile: (612) 973-0620
       Attn: Jeff Wilson, Senior Vice President

       U.S. BANCORP PIPER JAFFRAY ASSET MANAGEMENT
       601 Second Avenue South, MPFP 1816
       Minneapolis, MN 55402
       Facsimile: (612) 973-0620

       Attn: Jeff Wilson

              cc:    U.S. BANCORP PIPER JAFFRAY ASSET MANAGEMENT
                     601 Second Avenue South, MPFP 2016
                     Minneapolis, MN 55402
                     Facsimile: (612) 973-0072

                     Attn: Corporate Counsel

       Conseco Variable Insurance Company
       11815 N. Pennsylvania Street
       Carmel, Indiana 46032-4572

       Attn: Gregory Gloeckner, Senior Vice President

                         SECTION 10. VOTING PROCEDURES

       Subject to the cost allocation procedures set forth in Section 3 hereof, Company will distribute all proxy material furnished by FAIP to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. Company will vote Shares in accordance with timely instructions received from Participants. Company will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither Company nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. Company reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. Company shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by FAIP. FAIP will notify Company of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. FAIP will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, FAIP either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, FAIP will act in accordance with the

SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                        SECTION 11. FOREIGN TAX CREDITS

       FAIP agrees to consult in advance with Company concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           SECTION 12. INDEMNIFICATION

12.1   OF FAIP AND THE ADVISOR BY COMPANY

       (a) Except to the extent provided in Sections 12.1(b), 12.1(c), and 12.1(d), hereof, Company agrees to indemnify and hold harmless FAIP and the Advisor, and each person, if any, who controls FAIP within the meaning of Section 15 of the 1933 Act and each of its directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns or at the relevant time owned shares of the Funds and insofar as such losses, claims, damages, liabilities or actions and are related to the sale or acquisition of Fund shares or the Contracts and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Company by or on behalf of FAIP specifically for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing) or was consented to by FAIP pursuant to Section 4.5(c); or

              (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of

(c)

                     FAIP, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Company or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of Company or its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph
                     (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

              (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of FAIP, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to FAIP or its affiliates by or on behalf of Company or its affiliates specifically for use in FAIP's 1933 Act registration statement, FAIP Prospectus, sales literature or advertising of FAIP, or any amendment or supplement to any of the foregoing or was consented to by Company pursuant to Section 4.6 (d); or

              (iv) arise as a result of any failure by Company to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by Company in this Agreement or arise out of or result from any other material breach of this Agreement by Company; or

              (v) arise as a result of failure by the Contracts issued by Company to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

       (b) Company shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement;

       (c) Company shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such action shall not relieve Company from any liability which they may have to the Indemnified Party against whom such action is brought unless the ability of Company to defend such action is materially impaired thereby, except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Company shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Company to such Indemnified Party of Company's election to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request or closing agreement or offer settlement proceeding with the IRS), the Indemnified Party will cooperate fully with Company and shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

       (d) In no event shall the Company be liable under the indemnification provisions contained in this Agreement to any Indemnified Party with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by FAIP or Advisor hereunder; (ii) the failure by FAIP to qualify as a legally and validly established corporation under applicable state law and as duly registered under the 1940 Act; or (iii) the failure by FAIP or Advisor to maintain the qualification of any fund under Subchapter M of the Code or Section 817 of the Code.

12.2   OF COMPANY BY FAIP AND ADVISOR

       (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), hereof, FAIP and the Advisor agree to indemnify and hold harmless Company, its affiliates, and each person, if any, who controls Company or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FAIP) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of FAIP's shares or the Contracts and:

              (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in FAIP's 1933 Act registration statement, FAIP Prospectus or sales literature or advertising of FAIP (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to FAIP or its affiliates by or on behalf of Company or its affiliates specifically for use in FAIP's 1933 Act registration statement, FAIP Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing) or was consented to by Company pursuant to Section 4.6(d); or

              (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of FAIP or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of FAIP or its affiliates or persons under their control (including, without limitation, their employees and "Associated Persons" as that Term is defined in Section
                     (ee) of Article I of the NASD By-Laws), in connection with the sale or distribution of FAIP Shares; or

              (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Company or its affiliates by or on behalf of FAIP or its affiliates specifically for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing or was consented to by FAIP pursuant to Section 4.5(c); or

              (iv) arise as a result of any failure by FAIP or the Advisor to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by FAIP or the Advisor in this Agreement or arise out of or result from any other material breach of this Agreement by FAIP or the Advisor.

       (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, FAIP and the Advisor agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement  thereof with,  the written  consent of
              FAIP) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against Company pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by Company of Shares of another investment company or portfolio for those of any adversely affected fund as a funding medium for each account that Company reasonably deems necessary or appropriate as a result of the noncompliance.

       (c) FAIP and the Advisor shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement.

       (d) FAIP and the Advisor shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified FAIP in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such. service on any designated agent), but failure to notify FAIP of any such action shall not relieve FAIP from any liability which it may have to the Indemnified Party against whom such action is brought unless the ability of Company to defend such action is materially impaired thereby, except as otherwise provided herein, in case any such action is brought against an Indemnified Party and/or FAIP will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from FAIP to such Indemnified Party of FAIP's election to assume the defense thereof, the Indemnified Party will cooperate fully with FAIP and shall bear the fees and expenses of any additional counsel retained by it, and FAIP will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

       (e) In no event shall FAIP and the Advisor be liable under the indemnification provisions contained in this Agreement to any Indemnified Party, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by Company; (ii) the failure by Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code other than where such failure arises from the Funds' non-compliance with Subchapter M of the Code or Section 817 of the Code.

12.3   EFFECT OF NOTICE.

       Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1 (c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4   SUCCESSORS.

       A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                          SECTION 13. APPLICABLE LA W

       This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state's principles of conflict of laws.

                     SECTION 14. EXECUTION IN COUNTERPARTS

       This   Agreement   may  be  executed   simultaneously   in  two  or  more
counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 15. SEVERABILITY

       If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         SECTION 16. RIGHTS CUMULATIVE

       The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              SECTION 17. HEADINGS

       The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                          SECTION 18. CONFIDENTIALITY

       FAIP and the Advisor acknowledge that the identities of the customers of Company or any of its affiliates (collectively, the "Company Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the Company Protected Parties or any of their employees or agents in connection with Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. FAIP agrees that if it comes into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as may be independently developed or compiled by FAIP from information supplied to it by the Company Protected Parties' customers who also maintain accounts directly with FAIP, FAIP will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with Company's prior written consent; or (b) as required by law or judicial process. Company acknowledges that the identities of the customers of FAIP or any of its affiliates (collectively the "FAIP Protected Parties" for purposes of this Section 18)~ information maintained regarding those customers, and all computer programs and procedures or other information developed by the FAIP Protected Parties or any of their employees or agents in connection with FAIP's performance of its duties under this Agreement are the valuable property of the FAIP Protected Parties. Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the FAIP Protected Parties' customers or any other information or property of the FAIP Protected Parties~ other than such information as may be independently developed or compiled by Company from information supplied to it by the FAIP Protected Parties' customers who also maintain accounts directly with Company, Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with FAIP's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. Furthermore, subject to the requirements of legal process and regulatory authority, each Party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another Party as such terms are defined in SEC Regulation S-P, and shall not disclose or use such information without the express written consent of such Party. Such written consent shall specify the purposes for which such information may be disclosed or used, which disclosure or use shall be consistent with SEC Regulation S-P.

                        SECTION 19. PARTIES TO COOPERATE

       Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                             SECTION 20. AMENDMENTS

       No provision of this Agreement may be amended or modified in any manner except by a Agreement executed by all parties hereto.

                             SECTION 21. ASSIGNMENT

       This Agreement may not be assigned without the prior written consent of all parties here.

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                    FIRST AMERICAN INSURANCE
                                    PORTFOLIOS, INC.

                                    By  /s/ Illegible
                                       -----------------------------------------
                                       Its VP
                                           -------------------------------------

                                    FIRST AMERICAN ASSET MANAGEMENT,
                                    a division of U.S. Bank National Association

                                    By  /s/ Illegible
                                       -----------------------------------------
                                      Its
                                          --------------------------------------

                                    CONSECO VARIABLE INSURANCE COMPANY

                                    By /s/ Lisa R. Nordhoff
                                       -----------------------------------------
                                      Its VP
                                          --------------------------------------

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

o First American Insurance Portfolios, Inc.;

  Large Cap Growth Portfolio Class IB Shares
  Mid Cap Growth Portfolio Class IB Shares

SEPARATE ACCOUNTS AND CONTRACTS

Conseco Variable Annuity Separate Account C - Maxiflex Individual Contract
                                              Maxiflex Group Contract


Conseco Variable Annuity Separate Account E - Achievement/Education Series
                                              Contracts

Conseco Variable Annuity Separate Account F - Conseco Advantage Series Contract

Conseco Variable Annuity Separate Account G - Monument Series Contract

Conseco Variable Annuity Separate Account H - Advantage Plus Series Contract

Conseco Variable Annuity Separate Account I - Conseco Advantage Strategy Series

                                      A-1